EXHIBIT 99


                  Contact: Susan B. Railey
                  (301) 468-3120
                  Sharon Bramell                     FOR IMMEDIATE RELEASE
                  (301) 231-0351


                      AIM 85 DECLARES MONTHLY DISTRIBUTION
                        FOR OCTOBER OF ONE CENT PER UNIT

                           ---------------------------


     ROCKVILLE, MD, October 20, 2004 -- (AMEX/AII) The general partner of American Insured Mortgage Investors - Series 85, L.P. (AIM 85) today declared the monthly distribution for October 2004 in the amount of one cent per unit regular cash flow. Holders of record on October 31, 2004 will receive this amount as part of the fourth quarter distribution which will be paid on February 1, 2005.

     Record dates for the AIM 85 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter.


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